UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 18, 2005 (October 18, 2005)
ARGO-TECH CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-38223	31-1521125

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
23555 Euclid Avenue
Cleveland, Ohio 44117-1795

(Address of Principal Executive Offices Including Zip Code)
(216) 692-6000

(Registrants’ Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On October 18, 2005, Frances S. St. Clair, Executive Vice President, Chief Financial Officer and Director of Argo-Tech Corporation (the “Company”), informed the Company that she intends to resign as an officer and director of the Company effective upon the completion of the pending merger between AT Holdings Corporation (“AT Holdings”) and Vaughn Merger Sub, Inc. (“Merger Sub”), a wholly owned subsidiary of V.G.A.T. Investors, LLC (“VGAT”), with Merger Sub merging with and into AT Holdings and AT Holdings surviving as a wholly owned subsidiary of VGAT. Ms. St. Clair has orally agreed to remain with the Company as a consultant, acting as the chief financial officer, on financial terms to be agreed upon, until a successor is named and for a reasonable transition period thereafter.
A copy of the press release relating to the resignation of Ms. St. Clair is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits.

Exhibit
No.	Description
99.1	Argo-Tech Corporation Press Release, dated October 18, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ARGO-TECH CORPORATION
/s/ Paul R. Keen
By: Paul R. Keen, Executive Vice President,
General Counsel and Secretary

Date: October 18, 2005

EXHIBIT INDEX

Exhibit
No.	Description
99.1	Argo-Tech Corporation Press Release, dated October 18, 2005.